EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-2808) of AVX Corporation, of our report dated July 18, 2005 relating to the financial statements and supplemental schedules of AVX 401(k) Plan, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP
Atlanta, Georgia
July 18, 2005